UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2008
Bionovo, Inc.

(Exact Name of Company as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33498	20-5526892

(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 375
Emeryville, California	94608

(Address of Principal Executive Offices)	(Zip Code)
(510) 601-2000

(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 4, 2008, Bionovo, Inc. (the “Company”) entered into employment agreements (the “Agreements”) with Isaac Cohen, the Company’s Chief Executive Officer, and Mary Tagliaferri, the Company’s President, Chief Medical Officer and Chief Regulatory Officer, each effective as of January 1, 2008 until July 1, 2010.
     The Agreements provide for the payment to each of Drs. Cohen and Tagliaferri (each, an “executive” and, together, the “executives”) of a base salary equal to $375,000 per annum, in each case subject to annual upward adjustment by the Company’s Board of Directors (the “Board”), in its sole discretion. The executives are each entitled to annual bonuses equal to up to 40% of their base salary and additional equity grants, as determined by the Board in its sole discretion.
     Upon the termination of either executive’s employment for any reason, the Agreements provide that the Company shall pay to the executive all of such executive’s accrued and unused vacation and unpaid salary and bonus earned through such executive’s last day of employment.
     In the event that either executive is terminated by the Company without cause or resigns for good reason (as such term is defined in the Agreements), such executive will receive severance payments in an amount equal to the executive’s target bonus for the year, prorated for the number of months during the calendar year that such executive was actually employed by the Company, in equal installments over the twelve month period following the executive’s departure from the Company. The Company shall also maintain health insurance coverage for the executive for twelve months following such a termination or resignation. Further, in the event that such termination or resignation occurs within the one-year period following a change in control, the executive is entitled to an amount equal to one year of the executive’s base salary plus the executive’s target bonus, and full acceleration of any unvested shares subject to all stock options granted after January 1, 2008.
     The description of the Agreements herein is qualified in its entirety by reference to the employment agreements, each filed as an exhibit hereto.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Employment Agreement, effective as of January 1, 2008, by and between Bionovo, Inc. and Isaac Cohen.

99.2	Employment Agreement, effective as of January 1, 2008, by and between Bionovo, Inc. and Mary Tagliaferri.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BIONOVO, INC.
Date: April 8, 2008	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer, Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Agreement, effective as of January 1, 2008, by and between Bionovo, Inc. and Isaac Cohen.

99.2	Employment Agreement, effective as of January 1, 2008, by and between Bionovo, Inc. and Mary Tagliaferri.